Exhibit 99.1

Press Release

Contact Information:

Ascend Acquisition Corporation	Investor Relations:
Don K. Rice, Chairman and CEO	Crocker Coulson, President
Phone: 610-519-1336	CCG Investor Relations
Don@ascendgrowth.com	Phone: 646-213-1915
Crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

Ascend Acquisition Corp. and e.PAK Resources (S) Pte. Ltd. to

Present at the Roth Capital Partners 20th Annual OC Growth

Stock Conference

Wayne, PA and Austin, TX – February 8, 2008 – Ascend Acquisition Corp. (“Ascend”) (OTC BB: ASAQ, ASAQU, ASAQW), a specified purpose acquisition company, announced that its Chairman and CEO, Don K. Rice and Steve Dezso, CEO of its merger partner e.PAK Resources (S) Pte. Ltd. (“ePAK”), will present at the upcoming Roth Capital Partners 20th Annual OC Growth Stock Conference.

The Roth Capital Partners 20th Annual OC Growth Stock Conference is a four-day event featuring presentations from over 300 small-cap companies including over 40 U.S.-listed Chinese companies across a broad spectrum of sectors, such as technology, healthcare, energy, industrial and consumer products.

Date:	Wednesday, February 20, 2008

Time:	3:00 p.m. Pacific Time

Venue:	The Ritz Carlton Laguna Niguel, Dana Point, CA

Live webcast:	http://www.ascendgrowth.com

A replay of the webcast will be available on the website for 90 days beginning the afternoon of the presentation.

Interested parties and institutional investors may register for the conference by visiting the conference website at http://www.rothconference.com/ or emailing conference@roth.com.

In July 2007, Ascend entered into a definitive agreement to merge with ePAK. Under the terms of the agreement, at the closing of the transaction, Ascend will reincorporate as a Bermuda public company and acquire 100% of the outstanding capital stock of ePAK. Upon completion of the transaction, which is expected in the second quarter of 2008, the resulting public company will be domiciled in Bermuda and renamed ePAK International Ltd. It is expected that ePAK International’s common stock and warrants will trade on the NASDAQ Global Market.

Additional Information

A registration statement and proxy statement under Form S-4 has been filed under the issuer name “EPAK INTERNATIONAL LIMITED” with the Securities and Exchange Commission in connection with the proposed acquisition of ePAK and reincorporation of Ascend in Bermuda. STOCKHOLDERS OF ASCEND AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE FINAL PROSPECTUS AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE TRANSACTIONS AND THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF ASCEND’S STOCKHOLDERS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The final prospectus and definitive proxy statement will be mailed to Ascend’s stockholder as of a record date to be established for voting on the acquisition and redomestication. These documents also will be available without charge online at the Securities and Exchange Commission’s Internet site (http://www.sec.gov) and by mail through requests to Ascend Acquisition Corp., 435 Devon Park Drive, Bldg. 400 Wayne, PA 19087, Attention: T. Anderson.

Stockholders and other interested persons can also read Ascend’s final prospectus, dated May 11, 2006, for a description of the security holdings of Ascend’s directors and officers and of EarlyBirdCapital, Inc., the underwriters of Ascend’s initial public offering, and their respective interests in the successful consummation of the proposed transactions.

About e.PAK Resources (S) Pte. Ltd.

ePAK is a full-service designer, manufacturer and supplier of precision engineered products and solutions for the automated transport and handling of semiconductor and electronic devices. ePAK’s product areas include front-end wafer handling, back-end IC transport, and end-system sub-assembly handling. The Company’s products are sold globally to top tier global customers including semiconductor companies, system OEMs, and IC assembly and test operations. The company’s low cost, large-scale manufacturing operations in Shenzhen, the People’s Republic of China (“PRC”) are centrally located to the semiconductor industry. ePAK’s executive offices are located in Austin, Texas and the Company maintains nine sales and applications engineering offices worldwide.

About Ascend Acquisition Corporation

Ascend Acquisition Corp. was formed on December 5, 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Ascend’s registration statement for its initial public offering was declared effective on May 11, 2006 and the offering closed on May 22, 2006, generating net proceeds of approximately $38.5 million from the sale of 6.9 million units, including the full exercise of the underwriters’ over-allotment option and the sale of 166,667 units to the Ascend’s Chairman and CEO, Don K. Rice. Each unit was comprised of one share of Ascend common stock and two warrants, each with an exercise price of $5.00. As of January 31, 2007, Ascend held approximately $40.8 million in a trust account maintained by an independent trustee, which will be released to Ascend upon the consummation of the business combination.

Contact Information:

Ascend Acquisition Corporation

Don K. Rice, Chairman and CEO

Phone: 610-519-1336

don@ascendgrowth.com

www.ascendgrowth.com

ePAK International Inc.

Steve Dezso, CEO

Phone: 512-231-8083

steve.dezso@epak.com

www.epak.com

Investor Relations:

Crocker Coulson, President

CCG Investor Relations

Phone: 646-213-1915

crocker.coulson@ccgir.com

www.ccgir.com

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